For Immediate Release Contact:
Dennis Craven (Company) Chief Financial Officer (561) 227-1386	Jerry Daly or Carol McCune Daly Gray (Media) (703) 435-6293

Chatham Lodging Trust Announces Solid First Quarter Results
Will Double Size After Innkeepers Investments

PALM BEACH, Fla., May 9, 2011—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in upscale extended-stay hotels and premium-branded select-service hotels, today announced results for the first quarter ended March 31, 2011.

2011 First Quarter Highlights and Operating Results

•	Reported revenue per available room (RevPAR) of $81.75 for the first quarter, a decrease of 1.8 percent from the comparable period in 2010 and in line with company’s previously issued guidance of a decrease of 1 percent to 3 percent, as 40 percent or 670 of the company’s 1,650 rooms underwent renovations during the quarter.

•	Achieved 1.4% increase in average daily rate (ADR) to $114.45 while occupancy declined 3.1 percent to 71.4 percent reflecting the adverse impact of rooms out of service at five hotels under renovation.

•	Posted essentially flat earnings, a net loss of $18,924, or $0.00 per diluted share.

•	Generated adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $2.7 million and EBITDA of $2.2 million.

•	Reported adjusted funds from operations (FFO) of $1.5 million, FFO of $1.4 million, adjusted FFO per diluted share of $0.13 and FFO per diluted share of $0.12 based on weighted average shares outstanding.

•	Recorded gross operating profit (GOP) margins (hotel operating revenue less hotel operating expenses, before property taxes and insurance) of 36.7 percent, down 240 basis points over the first quarter 2010, reflecting the adverse impact of renovations.

•	Declared a $0.175 per share quarterly dividend.

•	Enhanced five hotels with renovations comprising 670 rooms or 40 percent of its portfolio.

•	Announced subsequent to the first quarter that the company was the successful bidder in two separate and distinct bankruptcy court auctions resulting in aggregate investments by Chatham of more than $230 million. Acquisitions include five hotels comprising 764 rooms for $195 million, or $255,000 per room, and an investment in a joint venture with Cerberus Capital Management LP to purchase 64 hotels comprising approximately 8,300 rooms.

“It has been quite a start to 2011, producing solid first quarter operating results in line with our previous guidance and consensus estimates, and completing renovations on 40 percent of our portfolio on time and under budget. We expect that these improvements will boost RevPAR in the coming months as extended stay occupancy returns to more normalized levels,” said Jeffrey H. Fisher, Chatham’s chief executive officer and president. “Recent notable developments with respect to our pending acquisition of five outstanding hotels and our joint venture investment with Cerberus will double the size of our asset base. These deals are truly transformative and demonstrate our ability to continue to execute on our original business plan.”

“We will add five hotels to our portfolio that exemplify exactly what our acquisition strategy is—to buy the highest quality, upscale extended stay and limited service hotels, concentrated in high-barrier-to-entry markets with strong and diverse demand generators. These hotels are positioned for cash flow growth driven by ADR and margin expansion. With the joint venture, we are able to participate in an off balance sheet, higher leveraged investment in hotels that we understand better than anyone, hotels we believe will generate strong returns for our shareholders,” Fisher continued.  “Additionally, we believe the potential to acquire hotels from the joint venture will provide meaningful growth to the company and allow us to more efficiently leverage the REIT’s overhead structure in our role as asset manager of the joint venture.”

Completion of the five hotel acquisition and acquisition of the 64 joint venture hotels is pursuant to a Plan of Reorganization and contingent upon satisfaction of certain conditions, including the entry of a Confirmation Order by the Bankruptcy Court with respect to such Plan. A hearing to approve the Plan of Reorganization is scheduled for June 23, 2011, and assuming the Confirmation Order is entered into at such time, the company would expect to close no later than September 15, 2011 on both transactions.

Acquisition

In addition to the $230 million investments above, the company expects to close on the acquisition of the Residence Inn Pittsburgh University Medical Center in the second quarter. “We will be opportunistic in building our portfolio and deploying our capital,” commented Peter Willis, chief investment officer. We continue to have a robust pipeline of quality assets, consistent with our underwriting criteria, that we believe would be great additions to our portfolio.”

Property Upgrade Status

As of the date of this release, the company has substantially completed major renovations on five of the seven hotels requiring full renovations during 2011. These five hotels account for approximately 40 percent of the company’s rooms. The company has spent approximately $8 million on the renovations as of March 31, 2011 with full year expenditures unchanged from our prior guidance of approximately $12 million in 2011, excluding any potential expenditures related to future hotels that may be acquired.

Balance Sheet

As of March 31, 2011, the company had approximately $31 million of cash and cash equivalents and borrowing capacity of approximately $85 million under the company’s credit facility. The company’s ratio of net debt to investment in hotels, at cost was approximately 5.7 percent as of March 31, 2011.

Capital Structure

At March 31, 2011, the company had debt outstanding of approximately $12 million, comprised of amounts owed on two separate loans collateralized by single hotels. The weighted average interest rate on the two loans is 5.91 percent.

Subsequent to the end of the first quarter, the company amended certain covenants related to the company’s consolidated leverage ratio and fixed charge coverage ratio. Subject to certain conditions, the line of credit maintains its accordion feature that provides the company with the ability to increase the facility to $110 million. “This amendment provides us with the flexibility to consummate these opportunistic investments and accelerate our growth,” said Dennis M. Craven, chief financial officer. “Our overall leverage will be higher than our targeted 35 percent after these investments. However, we are comfortable with temporarily increasing our leverage at this early stage of the lodging cycle recovery to take advantage of these opportunities and add high quality assets to our portfolio that we expect will generate returns consistent with our current portfolio.”

Dividend

On February 9, 2011, the company declared a common share dividend of $0.175 per share on its common shares, paid on April 15, 2011 to shareholders of record on March 31, 2011. The company will continue to evaluate its dividend policy on a quarterly basis.

Second Quarter Update

The improvement in the hospitality industry forecast to occur in 2011 is largely dependent on economic growth, reduced unemployment and increased business travel spending. Excluding the Homewood Suites Dallas, which was the only hotel under renovation in April 2011, RevPAR at the company’s remaining 12 hotels was up 5.4 percent in April 2011 as compared to April 2010.

Given the uncertainty regarding the timing of the acquisition of the five hotels and the joint venture investment, the company is not providing updated guidance for the remainder of 2011.

The company will hold a conference call regarding its first quarter 2011 results tomorrow, May 10, 2011, at 10 a.m. Eastern time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://www.chathamlodgingtrust.com/, or http://www.streetevents.com/, or may participate in the conference call by calling (480) 629-9866, reference number 4436528. A recording of the call will be available by telephone until midnight on Tuesday, May 17, 2011, by dialing (800) 406-7325, reference number 4436528. A replay of the conference call will be posted on Chatham’s website.

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns 13 hotels with an aggregate of 1,650 rooms/suites in nine states, six additional hotels comprising 938 rooms/suites under contract to purchase and a minority investment in a joint venture that will acquire 64 hotels in the 2011 third quarter. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs and costs associated with the departure of the company’s former CFO. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA

The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; and depreciation and amortization. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs and non-cash share-based compensation, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•	Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income (loss) attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of May 9, 2011, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)
	March 31,	December, 31
	2011	2010
Assets:
Investment in hotel properties, net.................................	$211,709	$208,080
Cash and cash equivalents...............................................................	30,916	4,768
Restricted cash.........................................................	3,411	3,018
Hotel receivables (net of allowance for doubtful accounts
of approximately $4 and $15, respectively)....................................	1,203	891
Deferred costs, net..................................................................	4,072	4,710
Prepaid expenses and other assets...............................................................	1,181	735

Total assets................................................................................	$252,492	$222,202

Liabilities and Equity:
Debt.....................................................................................	$12,252	$50,133
Accounts payable and accrued expenses...................................................	5,119	5,248
Distributions payable........................................................................	2,464	1,657
Total liabilities.................................................................................	19,835	57,038

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares
authorized and unissued at March 31 ,2011 ......................................................	-	-
Common shares, $0.01 par value, 500,000,000 shares authorized;
13,820,854 and 9,208,750 shares issued and outstanding at March 31, 2011 and
December 31, 2010, respectively............................................................	138	92
Additional paid-in capital.........................................................................	239,861	170,250
Unearned compensation.............................................................................	(1,040)	(1,162)
Accumulated deficit.............................................................................	(6,878)	(4,441)
Total shareholders' equity...................................................................	232,081	164,739

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership..............................................	576	425
Total equity......................................................................................	232,657	165,164

Total liabilities and equity..................................................................	$252,492	$222,202

CHATHAM LODGING TRUST
Consolidated Statement of Operations
(In thousands, except share and per share data)
(unaudited)
For the three months ended
March 31,
2011
Revenue:
Room ..................................................................	$12,139
Other operating ......................................................	348

Total revenue ..........................................................	12,487

Expenses:
Hotel operating expenses:
Room ..................................................................	2,994
Other operating ........................................................	4,914
Total hotel operating expenses ......................................	7,908
Depreciation and amortization .......................................	1,444
Property taxes and insurance ..........................................	1,032
General and administrative ...........................................	1,268
Hotel property acquisition costs........................................	85
Total operating expenses .............................................	11,737

Operating income .......................................................	750
Interest and other income ..............................................	6
Interest expense, including amortization of deferred fees .........	(773)

Loss before income tax expense.....................................	(17)
Income tax expense ......................................................	(2)
Net loss attributable to common shareholders ......................	$(19)

Loss per Common Share — Basic:
Net loss attributable to common shareholders .....................	$0.00

Loss per Common Share — Diluted:
Net loss attributable to common shareholders.....................	$0.00

Weighted average number of common shares outstanding:
Basic........................................................................	11,800,771
Diluted......................................................................	11,800,771

CHATHAM LODGING TRUST
FFO and EBITDA
(in thousands, except date data) (unaudited)
For the three months ended
March 31, 2011
Funds From Operations (“FFO”):
Net loss attributable to common shareholders ..................	$(19)
Depreciation.........................................................	1,431
FFO...............................................................	1,412
Hotel property acquisition costs.................................	85
Other charges included in general and administrative expenses	—
Adjusted FFO.........................................................	$1,497

Weighted average number of common shares
Basic.....................................................................	11,800,771
Diluted....................................................................	11,800,771

Earnings Before Interest, Taxes,
Depreciation and Amortization (“EBITDA”):
Net loss attributable to common shareholders...................................................	$(19)
Interest expense.........................................................................................	773
Income tax expense.....................................................................................	2
Depreciation and amortization......................................................................	1,444
EBITDA..............................................................................................	2,200
Hotel property acquisition costs.................................................	85
Share based compensation..........................................................	393
Other charges included in general and administrative expenses ............	—
Adjusted EBITDA..............................................................................	$2,678